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                                                                   Exhibit 23(e)


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We Consent to the incorporation by reference in the Registration Statement on Form S-4 of UST Corp. of our report dated January 15, 1996 with respect to the consolidated financial statements of The Federal Savings Bank as of December 31, 1995 and for the year then ended, which report appears in the December 31, 1997 annual report on Form 10-K of Affiliated Community Bancorp, Inc.



                                            /s/ KPMG PEAT MARWICK LLP
                                            ------------------------------
                                            KPMG PEAT MARWICK LLP



Boston, Massachusetts
April 14, 1998